THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS, AND MAY NOT
BE OFFERED FOR SALE IN THE UNITED STATES OR TO A U.S. PERSON UNLESS
EXEMPT THEREUNDER FROM SUCH REGISTRATION

SUBSCRIPTION FOR COMMON SHARES

TO:

DORATO RESOURCES INC. (the "Corporation")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of common shares ("Shares") of the Corporation set forth below for the aggregate subscription price set forth below, representing a subscription price of $1.70 per Share, upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Shares of Dorato Resources  Inc." attached hereto (together with this page and the attached Schedules, the "Subscription Agreement").  The Shares are part of a non-brokered offering of up to 1,900,000 Shares (the "Offering").

Details of Subscriber:

FRANCO-NEVADA CORPORATION

(Name of Subscriber - please print)

By:

(Authorized Signature)

Chief of U.S. Operations

(Official Capacity or Title - please print)

Steven K. Aaker

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

Exchange Tower, 130 King Street West,

Suite 740, PO Box 467,

Toronto, Ontario M5X 1E4

(Subscriber's Address)

647-477-2778

(Telephone Number)

Aaker@Franco-Nevada.com

(E-Mail Address)

Number of Shares: 1,500,000

Aggregate Subscription Price: C$2,550,000 (the "Subscription Price")

Details of Beneficial Purchaser (if not the same as Subscriber): (Name of Beneficial Purchaser) (Beneficial Purchaser’s Address) (Beneficial Purchaser’s Telephone Number)

Register the Shares as set forth below:

FRANCO-NEVADA CORPORATION

(Name)

N/A

(Account reference, if applicable)

Exchange Tower, 130 King Street West,

Suite 740, PO Box 467,

Toronto, Ontario M5X 1E4 (Address

Deliver the Shares as set forth below:

FRANCO-NEVADA CORPORATION

(Name)

N/A

(Account reference, if applicable)

Ms. Debbie McEnaney

(Contact Name)

Exchange Tower, 130 King Street West,

Suite 740, PO Box 467,

Toronto, Ontario M5X 1E4  (Address)

*

*

*

Present Ownership of Securities

The Subscriber either [check appropriate box]:

  X

owns directly or indirectly, or exercises control or direction over, no common shares of the Corporation  or securities convertible into Common Shares; or

owns directly or indirectly, or exercises control or direction over, ____________ common shares and convertible securities entitling the holder thereof to acquire an additional ____________ common shares.

Insider Status

The Subscriber either [check appropriate box]:

is an "Insider" of the Corporation as defined in the Securities Act  (British Columbia), namely: "Insider" means:

(a)

a director or senior officer of the Corporation;

(b)

a director or senior officer of a person that is itself an insider or subsidiary of the Corporation;

(c)

a person that has

(i)

direct or indirect beneficial ownership of;

(ii)

control or direction over; or

(iii)

a combination of direct or indirect beneficial ownership of and of control or direction over securities of the Corporation carrying more than 10% of the voting rights attached to all the Corporation’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; or

(d)

the Corporation itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities; or

is not an Insider of the Corporation.

Member of "Pro Group"

The Subscriber either [check appropriate box]:

is a Member of the "Pro Group" as defined in the TSX Venture Exchange Corporate Finance Manual, namely: "Pro Group" means:

1.

Subject to subparagraphs (2), (3) and (4), "Pro Group" shall include, either individually or as a group:

(a)

the member (i.e. a member of the TSX Venture Exchange under the TSX Venture Exchange requirements);

(b)

employees of the member;

(c)

partners, officers and directors of the member;

(d)

affiliates of the member; and

(e)

associates of any parties referred to in subparagraphs (1) through (4).

2.

The TSX Venture Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSX Venture Exchange determines that the person is not acting at arm’s length of the member.

3.

The TSX Venture Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSX Venture Exchange determines that the person is acting at arm’s length of the member.

4.

The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:

(a)

the person is an affiliate or associate of the member acting at arm’s length of the member;

(b)

the associate or affiliate has a separate corporate and reporting structure;

(c)

there are sufficient controls on information flowing between the member and the associate or affiliate; and

(d)

the member maintains a list of such excluded persons; or

  X

is not a member of the Pro Group.

Corporate Placee Form

The Subscriber, if not an individual, either [check appropriate box]:

has a current Corporate Placee Registration Form on file with the TSX Venture Exchange; or

  X

has completed and returned with this Subscription a duly executed Corporate Placee Registration Form (Schedule "A" to this Subscription Agreement).

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

ACCEPTANCE:

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

_________________________, 2008

DORATO RESOURCES INC. By:	Subscription No:

The Shares will be subject to a hold period under the applicable Securities Laws of the Selling Jurisdictions in Canada of four months from the Closing Date and the certificates evidencing the Shares will bear a legend to that effect, as applicable.  Consequently, the Shares may only be resold during such period in accordance with appropriate statutory exemptions from the prospectus requirements of the applicable Securities Laws of the Selling Jurisdictions in Canada or if appropriate consents or discretionary orders have been obtained.  The Subscriber is advised to consult its own legal advisors in this regard.

The Shares have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") and are being offered and sold within the United States only to Accredited Investors (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act).  Prospective subscribers of the Shares in the United States are hereby notified that the seller of the Shares is relying upon the exemption from the provisions of Section 5 of the U.S. Securities Act provided in Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D under the U.S. Securities Act for non-public offerings.  The Shares offered hereby are not transferable except in accordance with the restrictions described herein.

TERMS & CONDITIONS OF THE SUBSCRIPTION FOR
SHARES IN DORATO RESOURCES INC.

1.

Defined Terms.

In addition to the terms defined throughout this Subscription Agreement, the following capitalized terms used in this Subscription Agreement have the following meanings:

"Accredited Investor Status Certificate" means the Accredited Investor Status Certificate attached hereto as Schedule "B";

 "business day" means any day except Saturday, Sunday or a statutory holiday in Vancouver, British Columbia;

"Closing" means the closing on the Closing Date of the transaction of purchase and sale of the Shares as contemplated by this Subscription Agreement;

"Closing Date" means August 19, 2008, or such other later date as may be determined by the Corporation;

"Closing Time" means 9:00 a.m. (Vancouver time) or such other time as the Corporation may determine;

"NI 45-106" means National Instrument 45-106 – Prospectus and Registration Exemptions;

"Regulation D" means Regulation D under the U.S. Securities Act;

"Regulation S" means Regulation S under the U.S. Securities Act;

 "Securities Laws" means, collectively, the securities laws, regulations, rules and forms, and the blanket orders, rulings, notices and policies and written interpretations of, and multilateral or national instruments adopted by, the Securities Regulators of each Selling Jurisdiction or, as the context may require, any one or more of the Selling Jurisdictions;

"Securities Regulators" means the securities commissions or other securities regulatory authorities of each Selling Jurisdiction or the relevant Selling Jurisdiction as the context so requires;

"Selling Jurisdictions" means each of the Provinces of British Columbia and Ontario, and such other jurisdictions which are decided on by the Corporation; and "Selling Jurisdiction" means, in the case of any subscriber, the jurisdiction in which such subscriber is resident;

"Subscription Agreement" means this subscription agreement and the Schedules attached hereto;

"TSX-V" or the "Exchange" means the TSX Venture Exchange;

"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

"U.S. Accredited Investor Certificate" means the U.S. accredited investor certificate required to be completed by U.S. Subscribers, in the form attached hereto as Schedule "C";

"U.S. Person" means a "U.S. person", as defined under Rule 902 of Regulation S, and includes, but is not limited to, any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. person, and any trust of which any trustee is a U.S. person.

"U.S. Private Placement" has the meaning given this term in Section 4(d) hereof;

"U.S. Subscriber" means (a) any U.S. Person or person purchasing the Shares in the United States, (b) any person purchasing the Shares on behalf of any U.S. Person or person in the United States, (c) any person that receives or received an offer of the Shares while in the United States, and (d) any person that is in the United States at the time the subscriber’s buy order was made or this Subscription Agreement was executed or delivered; and

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

All references herein to monetary amounts are to lawful money of Canada, unless otherwise specified.

2.

Delivery and Payment.  The Subscriber agrees to deliver to the Corporation as soon as possible and, in any event, not later than 12:00 noon (Vancouver time) on the date that is two (2) business days prior to the Closing Date, the following:

(a)

a completed and duly executed copy of this Subscription Agreement;

(b)

if applicable, a completed and duly executed copy of Form 4C – Corporate Placee Registration Form which is attached hereto as Schedule "A";

(c)

if the Subscriber is resident in Canada and is an accredited investor as that item is defined in NI45-106, a completed and duly executed copy of the Accredited Investor Status Certificate attached hereto as Schedule "B";

(d)

if the Subscriber is a U.S. Subscriber, a completed and duly executed copy of the U.S. Accredited Investor Certificate which is attached to the Subscription Agreement as Schedule "C";

(e)

all other documents as may be required; and

(f)

unless other arrangements acceptable to the Corporation are made, a certified cheque or bank draft made payable to Dorato Resources Inc. in same day freely transferable Canadian funds at par in Vancouver, representing the Subscription Price payable by the Subscriber for the Shares set out on the first page of this Subscription Agreement.

3.

Closing.  The Closing will be held at the offices of Dorato Resources Inc., 507-837 West Hastings Street, Vancouver, British Columbia at the Closing Time on the Closing Date.

It is a condition of Closing that all documents required to be completed and signed in accordance with Section 2 hereof be received prior to the Closing Date.  The Subscriber acknowledges that the certificates representing Shares will be available for delivery upon Closing provided that the Subscriber has satisfied the requirements of Section  hereof and the Corporation has accepted this Subscription Agreement.  The Subscriber also acknowledges that the Shares are part of the Offering, and that the Offering will close concurrently with the listing of the Shares on the Exchange.

4.

Subscriber’s Acknowledgements.  The Subscriber acknowledges and agrees (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Subscriber is contracting hereunder) with the Corporation (which acknowledgements and agreements shall survive the Closing) that:

(a)

no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Shares;

(b)

the sale and delivery of the Shares is conditional upon such sale being exempt from the prospectus filing and registration requirements and the requirement to deliver an offering memorandum in connection with the distribution of the Shares under the Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

(c)

the Shares are subject to resale restrictions under the Securities Laws and the Subscriber (and, if applicable, others for whom it is contracting hereunder) will comply with all relevant Securities Laws concerning any resale of the Shares and will consult with its legal advisors with respect to complying with all restrictions applying to such resale;

(d)

the Shares will be offered and sold in the United States to U.S. Subscribers who are Accredited Investors (as that term is defined in Rule 501(a) of Regulation D), and with whom the Corporation has a pre-existing relationship, pursuant to an exemption from the registration requirements of the U.S. Securities Act for non-public offerings available under Rule 506 of Regulation D and Section 4(2) of the U.S. Securities Act (the "U.S. Private Placement");

(e)

except for offers and sales made in the U.S. Private Placement, the Shares will be offered and sold only in offshore transactions in accordance with Rule 903 of Regulation S. Accordingly, except in respect of the U.S. Private Placement, the Corporation nor any persons acting on its  behalf of any of them has made or engaged in or will make or engage in any (i) offer to sell, any solicitation of an offer to buy or any sale of any Shares to any person in the United States, (ii) sale of Shares to any subscriber unless, at the time the buy order was or will have been originated, the subscriber was outside the United States or such agents or person acting on its behalf reasonably believed that such subscriber was outside the United States, or (iii) Directed Selling Efforts in the United States with respect to the Shares ("Directed Selling Efforts" means directed selling efforts as that term is defined in Rule 902(b) of Regulation S. Without limiting the foregoing, but for greater clarity in this Subscription Agreement, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or  that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Shares);

(f)

none of the offers of sales of the Shares have been or will be registered under the U.S. Securities Act or the securities laws of any state and the Shares may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available, and the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Shares;

(g)

the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Shares;

(h)

as a condition of the purchase of the Shares, each U.S. Subscriber will be required to execute and deliver to the Corporation, the Subscription Agreement and U.S. Accredited Investor Certificate attached as Schedule "C" to the foregoing effect, among other terms and conditions;

(i)

the Subscriber (and, if applicable, others for whom it is contracting hereunder) may not offer, sell or transfer the Shares within the United States or to, or for the account or benefit of, a U.S. Person, unless the Shares are registered under the U.S. Securities Act and the securities laws of all applicable states or an exemption from such registration requirement is available;

(j)

the purchase of the Shares has not been made through or as a result of any general solicitation or general advertising or any seminar or meeting whose attendees have been invited by general solicitation or general advertising and the distribution of the Shares has not been accompanied by any advertisement, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation;

(k)

no prospectus or offering memorandum within the meaning of the Securities Laws has been delivered to or summarized for or seen by the Subscriber (and, if applicable, others for whom it is contracting hereunder) in connection with the Offering and the Subscriber (and, if applicable, others for whom it is contracting hereunder) is not aware of any prospectus or offering memorandum having been prepared by the Corporation;

(l)

it has not received, nor has it requested, nor does it have any need to receive any other document (other than financial statements or any other continuous disclosure documents, the contents of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective subscribers in order to assist them in making an investment decision in respect of the Shares, and it has not become aware of any advertisement including without limitation in printed media of general and regular paid circulation or on radio or television with respect to the distribution of the Shares;

(m)

in purchasing the Shares, the Subscriber (and, if applicable, others for whom it is contracting hereunder) has relied solely upon publicly available information relating to the Corporation, and this Subscription Agreement and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Corporation, or any employee, agent or affiliate thereof or any other person associated therewith.  The Subscriber, on its own behalf and, if applicable, on behalf of others for whom the Subscriber is contracting hereunder, acknowledges that the decision to purchase the Shares was made on the basis of currently available public information, and this Subscription Agreement;

(n)

the Shares are being offered for sale on a "private placement" basis;

(o)

the Subscriber (or, if applicable, others for whom it is contracting hereunder) is solely responsible for obtaining such tax and legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to herein and in the Section below entitled "Representations, Warranties and Covenants");

(p)

the Corporation’s counsel is acting as counsel to the Corporation and not as counsel to the Subscriber, and the relationship of the Corporation’s Counsel with the Subscriber is limited solely to responding to any questions which the Subscriber may have regarding the terms of the documents to be delivered in connection with this transaction;

(q)

in accepting this Subscription Agreement, the Corporation is relying upon the representations and warranties and acknowledgements of the Subscriber set out herein including, without limitation, in connection with determining the eligibility of the Subscriber or (if applicable) the eligibility of others on whose behalf the Subscriber is contracting hereunder to purchase Shares under the Securities Laws.  The Subscriber hereby agrees to notify the Corporation immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber or to any beneficial purchaser contained in this Subscription Agreement which takes place prior to Closing;

(r)

the Shares are subject to the terms, conditions and provisions of this Subscription Agreement;

(s)

the certificates evidencing the Shares will bear a legend regarding restrictions on transfer as required pursuant to applicable Securities Laws, including applicable federal and state securities laws of the United States, and requirements of the TSX-V;

(t)

the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Laws and, as a consequence of acquiring Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Laws including statutory rights of rescission or damages, will not be available to the Subscriber; and

(u)

no person has made to the Subscriber any written or oral representations:

(i)

that any person will resell or repurchase the Shares;

(ii)

that any person will refund the purchase price of the Shares;

(iii)

as to the future price or value of any of the Shares; or

(iv)

that the Shares will be listed and posted for trading on a stock exchange or that an application has been made to list and post the Shares for trading on a stock exchange, other than the Shares on the Exchange.

5.

Conditions of Closing.  The Subscriber acknowledges and agrees that, as the sale of the Shares will not be qualified by a prospectus, such sale is subject to the condition that it (or, if applicable, any others for whom it is contracting hereunder) sign and return to the Corporation all relevant documentation required by the Securities Laws and this Subscription Agreement.

In the event that the purchase of the Shares pursuant to the provisions of this Subscription Agreement does not occur, the Subscription Agreement will be returned to the Subscriber, together with any payment that has been made in respect of the Shares without interest thereon, and the obligations of the parties hereto shall thereupon terminate.

6.

Acceptance of Offer to Purchase.  The acceptance by the Corporation of the Subscriber’s irrevocable offer to purchase the Shares shall constitute an agreement by the Corporation with the Subscriber that the Subscriber shall have, in respect of such Shares, the benefits of the representations, warranties and covenants of the Corporation made by the Corporation in this Agreement.

7.

Representations, Warranties and Covenants of the Subscriber.  The Subscriber hereby represents and warrants to, and covenants with (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder) the Corporation (and acknowledges that the Corporation is relying on them), which representations, warranties and covenants shall survive the Closing, that as at the execution date of this Subscription Agreement and the Closing Date:

(a)

the Subscriber and any beneficial purchaser for whom it is acting are resident in the province or jurisdiction set out on the first or second page of this Subscription Agreement above as the "Subscriber’s Address" or the "Beneficial Purchaser’s Address", as the case may be;

(b)

either:

(i)

the Subscriber is purchasing the Shares as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Shares; or

(ii)

if the Subscriber is acting as agent or trustee for one or more beneficial purchasers whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser is purchasing as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of Shares, and each beneficial purchaser complies with the applicable clause of subparagraph (c) below as is applicable to it by virtue of its place of residence; or

(iii)

the Subscriber is deemed to be purchasing as principal pursuant to applicable Securities Laws by virtue of the fact that the Subscriber is either:

A.

a trust company or trust corporation described in paragraph (16) of the definition of "accredited investor" in Schedule "B" (other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada); or

B.

a person described in paragraph (17) of the definition of "accredited investor" in Schedule "B";

(c)

if the Subscriber is a U.S. Person or a person in the United States, it is a U.S. Accredited Investor and is acquiring the Shares for its own account or for the account of a U.S. Accredited Investor as to which it exercises sole investment discretion, to be held for investment only and not with a view to any resale, distribution or other disposition of the Shares in violation of United States securities laws or applicable state securities laws;

(d)

the offering and sale of the Shares to the Subscriber or beneficial purchaser is exempt from the prospectus requirements of applicable Securities Laws as follows:

(i)

if the Subscriber or beneficial purchaser, as the case may be, is a resident of or otherwise subject to the Securities Laws of the Province of British Columbia

A.

the aggregate acquisition cost of the Shares to it is not less than $150,000; and it has not been created or used solely to purchase or to hold securities in reliance on this exemption from the registration and prospectus requirements of applicable Securities Laws; or

B.

it is an accredited investor as defined in NI 45-106 such that one or more of the categories set forth in Schedule "B" attached hereto correctly and in all respects describes the Subscriber, and the Subscriber has so indicated by checking the box opposite each category on such Schedule "B" which so describes it and the Subscriber acknowledges that by signing this Subscription Agreement it is certifying that the statements made by checking the appropriate accredited investor categories are true; and it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106; or

C.

it is an employee of the Corporation and the participation in the trade is "voluntary" within the meaning of NI 45-106 such that the Subscriber has not been induced to acquire the Shares by expectation of employment or continued employment of the Subscriber with the Corporation; or

D.

no commission or finder's fee has been or will be paid to any director, officer, founder or control person of the Corporation or an affiliate of the Corporation in connection with the trade, and the Subscriber is a (please circle one):

I.

a director, executive officer or control person (as such terms are defined in NI 45-106) of the Corporation, or of an affiliate of the Corporation,

II.

a spouse (as such term is defined in NI 45-106), parent, grandparent, brother, sister or child of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation,

III.

a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation,

IV.

a close personal friend of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation and, if requested by the Corporation or its counsel, will provide a signed statement describing the relationship with any of such persons,

V.

a close business associate of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation and, if requested by the Corporation or its counsel, will provide a signed statement describing the relationship with any of such persons,

VI.

a founder (as such term is defined in NI 45-106) of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation and, if requested by the Corporation its counsel, will provide a signed statement describing the relationship with any of such persons,

VII.

a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation,

VIII.

a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in sub-paragraphs I to VII, or

IX.

a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in sub- paragraphs I to VIII; and

if any of section 7(d)(i)(D)(II through IX) are circled, the Subscriber shall describe the individual who is a director, senior officer or insider of the Corporation to whom they are associated and state the amount of time they have known this individual in the space below:

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(ii)

if the Subscriber or beneficial purchaser, as the case may be, is a resident of or otherwise subject to the securities legislation of the Province of Ontario:

A.

it is an "accredited investor", as such term is defined in NI 45-106 such that one or more of the categories set forth in Schedule "B" attached hereto correctly and in all respects describes the Subscriber, and the Subscriber has so indicated by checking the box opposite each category on such Schedule "B" which so describes it and the Subscriber acknowledges that by signing this Subscription Agreement it is certifying that the statements made by checking the appropriate accredited investor categories are true; and it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in Schedule "B"; or

B.

the aggregate acquisition cost of the Shares to it is not less than $150,000; and it has not been created or used solely to purchase or hold securities in reliance on this exemption from the registration and prospectus requirements of applicable Securities Laws; or

C.

it is an employee of the Corporation and the participation in the trade is "voluntary" within the meaning of NI 45-106 such that the Subscriber has not been induced to acquire the Shares by expectation of employment or continued employment of the Subscriber with the Corporation; or

D.

it is a (please circle one):

I.

a founder (as such term is defined in NI 45-106) of the Corporation;

II.

an affiliate of a founder (as such term is defined in NI 45-106) of the Corporation;

III.

a spouse (as such term is defined in NI 45-106), parent, brother, sister, grandparent or child of an executive officer, director or founder of the Corporation; or

IV.

a person that is a control person (as such term is defined in NI 45-106) of the Corporation; and

if section 7(d)(ii)(D)(III) is circled, the Subscriber shall describe the individual who is a director, executive officer or founder of the Corporation to whom they are associated in the space below:

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(e)

if the address of the Subscriber provided in this Subscription Agreement is in a jurisdiction outside of British Columbia, the Subscriber certifies that the Subscriber (or beneficial purchaser, if applicable) is not resident in British Columbia;

(f)

the Subscriber acknowledges that:

(i)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(ii)

there is no government or other insurance covering the Shares;

(iii)

there are risks associated with the purchase of the Shares;

(iv)

there are restrictions on the Subscriber’s (or beneficial purchaser’s, if applicable) ability to re-sell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Shares; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the Securities Laws and, as a consequence of acquiring the Securities pursuant to an exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission and damages, will not be available to the Subscriber;

(g)

unless the Subscriber has completed and delivered the U.S. Accredited Investor Certificate attached as Schedule "C" hereto (in which case the Subscriber makes the representations, warranties and covenants therein, which are hereby incorporated by reference), or unless the Subscriber is a dealer or other professional fiduciary organized, incorporated who holds a discretionary or similar account (other than an estate or trust) for the benefit or account of a non-U.S. Person that is excluded from the definition of "U.S. Person" pursuant to Rule 902(k)(2)(i) of Regulation S, solely in such person’s capacity as the holder of such an account, the Subscriber represents and warrants that:

(i)

neither the Subscriber nor any beneficial purchaser for whom it is contracting hereunder is a U.S. Person or a person within the United States and it is not acquiring the Shares for the account of a U.S. Person or a person within the United States;

(ii)

the offer to purchase the Shares was not made to the Subscriber when the Subscriber was in the United States and at the time the Subscriber’s buy order was made, the Subscriber was outside the United States;

(iii)

the Subscriber was outside the United States at the time this Subscription Agreement was executed and delivered;

(iv)

the Subscriber is not and will not be purchasing the Shares, directly or indirectly, for the account or benefit of a U.S. Person or any person in the United States and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting the transfer or assignment of any rights or interests in any of the Shares, the division of profits, losses, fees, commissions, or any financial stake in connection with this Agreement or the voting of the Shares;

(v)

the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act; and

(vi)

the Subscriber will not offer or sell any of the Shares in the United States unless such securities are registered under the 1933 Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirements is available;

(h)

if the Subscriber is resident outside of Canada and the United States, the Subscriber:

(i)

is knowledgeable of, or has been independently advised as to, the applicable Securities Laws of the Securities Regulators having application in the jurisdiction outside of Canada and the United States in which the Subscriber is resident (the "International Jurisdiction") which would apply to the acquisition of the Subscriber’s Shares;

(ii)

the Subscriber is purchasing the Subscriber’s Shares pursuant to exemptions from prospectus or equivalent requirements under applicable Securities Laws or, if such is not applicable, the Subscriber is permitted to purchase the Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(iii)

the applicable securities laws of the authorities in the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Subscriber’s Shares; and

(iv)

the purchase of the Subscriber’s Shares by the Subscriber does not trigger:

A.

any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

B.

any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction; and

the Subscriber will, if requested by the Corporation, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Corporation, acting reasonably;

(i)

neither the Subscriber nor any party on whose behalf it is acting has been created or is being used primarily to permit the purchase of the Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

(j)

if the Subscriber is an individual, the Subscriber has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto and if the Subscriber is not an individual, this Subscription Agreement has been authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the undersigned and if the Subscriber is a corporation, it has been duly incorporated and validly exists under the laws of its jurisdiction of incorporation or continuance and that this Subscription Agreement has been duly authorized by all necessary corporate action and constitutes a legal and binding agreement of the corporation;

(k)

the Subscriber is capable of assessing and evaluating the risks and merits of this investment as a result of the Subscriber’s financial, investment or business experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof, and the Subscriber or, where it is not purchasing as principal, each beneficial purchaser is able to bear the economic loss of its investment;

(l)

this subscription has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(m)

the delivery of this subscription, the acceptance of it by the Corporation and the issuance of the Shares to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Corporation to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws;

(n)

the Subscriber is not a "control person" of the Corporation as defined in the applicable Securities Laws, will not become a "control person" by virtue of this purchase of any of the Shares, and does not intend to act in concert with any other person to form a control group of the Corporation;

(o)

neither the Subscriber nor any party on whose behalf it is acting is an investment club;

(p)

the Subscriber (or, if applicable, others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or, if applicable, others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

(q)

the Subscriber has no knowledge of a "material fact" or "material change" (as those terms are defined in the applicable Securities Laws) in the affairs of the Corporation that has not been generally disclosed to the public, save knowledge of this particular transaction;

(r)

the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound or the termination of any such agreement;

(s)

the Subscriber will execute and deliver within the approved time periods, all documentation as may be required by applicable Securities Laws, the rules and policies of the TSX-V and any other applicable law to permit the purchase of the Shares on terms herein set forth;

(t)

if required by applicable Securities Laws, the rules and policies of the TSX-V and any other applicable law the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Shares as may be required;

(u)

in the case of the purchase by the Subscriber of Shares as agent or trustee for any beneficial purchaser whose identity is disclosed or undisclosed or identified by account number only, the Subscriber has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby.  The Subscriber is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with such purchase on behalf of such beneficial purchaser and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes the legal, valid and binding agreement of, such beneficial purchaser, the representations and warranties contained in this Agreement are being made on behalf of such beneficial purchaser;

(v)

the Corporation has provided the Subscriber with the opportunity to ask questions and seek answers concerning the Offering and the Subscriber has had access to all information concerning the Corporation as it has considered necessary in connection with its investment decision to acquire the Shares.  The Subscriber further acknowledges that the Subscriber has received satisfactory information concerning the business and financial condition of the Corporation in response to all inquiries in respect thereof;

(w)

the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, has read and understands the contents of this Agreement and agrees to be legally bound hereby;

(x)

the Subscriber understands and agrees that they may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares.  The Corporation gives no opinion and make no representation with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax law of the Subscriber’s acquisition or disposition of such securities;

(y)

the Subscriber understands and acknowledges that the Corporation is a corporation incorporated under the Business Corporations Act (British Columbia) and that the majority of the directors and officers of the Corporation are residents of Canada and the assets of the Corporation are located outside the United States.  Consequently, the Subscriber further understands and acknowledges that it may be difficult for United States investors to effect service of process within the United States upon such persons or to realize in the United States upon judgements rendered against the Corporation by courts of the United States predicated upon civil liabilities under United States federal securities laws.  The Subscriber understands and acknowledges that there is doubt as to the enforceability in Canada against the Corporation or any of its directors or officers named therein who are not residents of the United States in original actions or in actions for enforcement of judgements rendered by courts of the United States, of liabilities predicated solely on United States federal securities laws; and

(z)

the funds representing the Subscription Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s (or, if applicable, others for whom it is contracting hereunder) name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (i) none of the subscription funds to be provided by it (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to it, and (ii) it shall promptly notify the Corporation if it discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

8.

Further Subscriber Acknowledgements.  The Subscriber acknowledges and agrees that the foregoing representations, warranties and covenants are made by it with the intention that they may be relied upon by the Corporation and its legal counsel in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation.  The Subscriber further agrees that by accepting delivery of the Shares on the Closing Date, it shall be representing and warranting that the Subscriber has complied with all covenants required to be complied with at the Closing Date and the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber at the time of Closing and that the representations and warranties shall survive the purchase by the Subscriber of the Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Shares.  The Corporation and its directors, officers, employees, shareholders, and legal counsel shall be entitled to rely on the representations and warranties of the Subscriber contained in this Subscription Agreement, and the Subscriber shall indemnify and hold harmless the Corporation and its legal counsel for any loss, costs or damages any of them may suffer as a result of any misrepresentations or any breach or failure to comply with any covenant or agreement herein of the undersigned.

9.

Representations, Warranties and Covenants of the Corporation.  The Corporation represents and warrants to and covenants and agrees with the Subscriber as follows and acknowledges that the Subscriber is relying on such representations, warranties and covenants in connection with the transactions contemplated herein:

(a)

the Corporation will comply with all material filing and other requirements under applicable Securities Laws;

(b)

the Corporation is a valid and subsisting corporation duly incorporated and in good standing under the British Columbia Business Corporations Act;

(c)

the Corporation has conducted and is conducting its business in compliance with all material applicable laws, rules and regulations of the jurisdictions in which it carries on business;

(d)

the Corporation holds all material licences and permits that are required for carrying on its business in the manner in which such business has been carried on and each of the foregoing is in full force and effect;

(e)

the Corporation has the corporate power and capacity to own the assets owned by it and to carry on the business carried on by it and is duly qualified to carry on business in all jurisdictions in which it carries on business;

(f)

the Corporation has good and marketable title to its assets free and clear of all liens, charges and encumbrances of any kind whatsoever;

(g)

to the best of the Corporation’s knowledge, there are no actions, suits, judgments, investigations or proceedings outstanding or pending or threatened against or affecting the Corporation, or its directors, officers or promoters at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever which would result in an adverse material change in the overall financial position, business or prospects of the Corporation and, to the best of its knowledge, there is no basis therefor;

(h)

no order ceasing or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or, to the best of its knowledge, its directors, officers or promoters or against any other companies that have common directors, officers or promoters of the Corporation and no investigations or proceedings for such purposes are pending or threatened;

(i)

the Corporation has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement, and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(j)

the Corporation is a "foreign issuer" as defined in Rule 902 under Regulation S ("Foreign Issuer") and reasonably believes that, both at the commencement of the Private Placement and the Closing Date, there is no Substantial U.S. Market Interest in any class of its Shares;

(k)

it is not, and agrees to use its commercially reasonable efforts not to become, at any time prior to the expiration of one year after the Closing Date, registered or required to register as an "investment company" pursuant to the United States Investment Company Act of 1940;

(l)

the Corporation is not required to file reports under Section 13(a) or Section 15(d) of the 1934 Act;

(m)

the Corporation has not sold, offered for sale or solicited any offer to buy and will not sell, offer for sale or solicit any offer to buy any of its securities in the United States in a manner that would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Offered Shares pursuant to section 4(d);

(n)

neither the Corporation nor any of the predecessors or affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of a notice of sales on Form D;

(o)

except with respect to offers and sales in the U.S. Private Placement in the manner described in section 4(d) of this Agreement, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf, has made or will make: (i) any offer to sell, or any solicitation of an offer to buy, any Shares to a person in the United States; or (ii) any sale of the Shares unless, at the time the buy order was or will have been originated, the Purchaser is (A) outside the United States or (B) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States;

(p)

neither it nor any of its affiliates, nor any person acting on their behalf has taken or will take any action that would cause the safe harbour from registration available under Rule 903 of Regulation S or the exemption from registration available under Rule 506 of Regulation D to be unavailable for offers and sales of the Shares pursuant to this Agreement;

(q)

none of the Corporation, its affiliates or any person acting on its or their behalf have engaged or will engage in any form of Directed Selling Efforts with respect to offers or sales of the Shares, or have taken or will take any action in violation of Regulation M under the 1934 Act, or have engaged in or will engage in any general solicitation or advertising with respect to offers or sales of the Shares in the United States, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising or in a manner involving a public offering within the meaning of section 4(2) of the 1933 Act;

(r)

the Corporation agrees to use its commercially reasonable efforts to remain a Foreign Issuer for a period of 12 months following the Closing Date;

(s)

the Corporation will execute or procure the execution of all documents in a timely manner and will use its commercially reasonable efforts to take or cause to be taken all such steps as may be reasonably necessary or desirable to establish, any and all legal requirements to enable the Corporation to offer the Shares for sale in the United States under Rule 506 of Regulation D in accordance with this Agreement;

(t)

the Corporation will, within fifteen (15) days after the first sale of Shares in the United States, prepare and file with the United States Securities and Exchange Commission a notice on Form D with respect to the Shares and will file all amendments required to be filed as a result of subsequent sales of Shares in the United States.  The Corporation shall also prepare and file within prescribed time periods any notices required to be filed with state securities authorities under applicable blue sky laws in connection with any Shares sold pursuant to Rule 506 of Regulation D;

(u)

on the Closing Date, the Corporation will have taken all necessary steps to duly and validly create the Shares for issuance upon receipt of payment in full therefor;

(v)

on the Closing Date, the Shares will have been conditionally approved for  listing on the Exchange, such listing being subject to satisfaction of the conditions set out by the Exchange within the time required;

(w)

at the time of Closing it will be and will have been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the Closing Date; and

(x)

for a period of two (2) years following Closing, Franco shall have a first right of refusal ("Financing Option") to participate in each financing undertaken by the Corporation, either by way of private placement or public offering of equity, debt, subscription units, convertible securities or project debt (a "Financing") up to a percentage equal to its then equity state on the same terms and conditions (including price and timing) as other investors in each such Financing.  Notwithstanding the foregoing, it is acknowledged that the Financing Option shall not apply to the issuance or proposed issuance by the Corporation of securities, or rights to purchase securities, in connection with any of the following:

(i)         the acquisition or disposition of mineral properties or any other type of mineral asset or royalty (including rights or interests therein or derived therefrom),

(ii)        the grant, exercise or issuance of stock options under the Corporation’s Stock Option Plan or any stock purchase plan,

(iii)       a debt financing of the Corporation except with respect to project debt, or

(iv)       an amalgamation, takeover bid, plan of arrangement or other form of merger or corporate reorganization involving the Corporation and the issuance of securities of the Corporation.

The Corporation shall advise Franco in writing of the terms and conditions of any Financing and Franco shall have five (5) Business Days to exercise the right by delivering an executed subscription to the Corporation together with the consideration required to complete the Financing, if available or by delivering written notice to the Corporation stating that it accepts the terms and conditions for a percentage up to a percentage equal to its then equity state, if not,  Franco’s right to participate in a Financing applies to each Financing and is not affected by Franco’s exercise or failure to exercise such rights in respect of any particular Financing. The right of first refusal shall remain in full force and effect notwithstanding the Closing. In addition, Franco will have the right to enter into the market and purchase additional publicly traded shares at its sole discretion.

10.

Nature of Subscription.  This subscription is irrevocable.

11.

Delivery of Shares.  The Subscriber hereby authorizes and directs the Corporation to deliver certificates representing the Shares to be issued to such Subscriber pursuant to this Subscription Agreement to the address indicated in this subscription.

12.

Return of Subscription Funds.  The Subscriber hereby authorizes and directs the Corporation to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, without interest or penalty.

13.

Acceptance of Subscription.  This subscription may be accepted in whole or in part by the Corporation at its sole discretion and the right is reserved to the Corporation at its sole discretion to allot to any subscriber less than the amount of Shares subscribed for.  Confirmation of acceptance or rejection of this subscription will be forwarded to the Subscriber promptly after the acceptance or rejection of the subscription by the Corporation.  If this subscription is rejected in whole, the funds delivered by the Subscriber representing the purchase price for the Shares subscribed for herein will be promptly returned to the same account from which the funds were drawn, without interest or penalty.  If this subscription is accepted only in part, the funds representing the portion of the purchase price representing that portion of the subscription for the Shares which is not accepted will promptly be similarly returned.

14.

Costs.  All costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Shares to the Subscriber shall be borne by the Subscriber.

15.

Execution of Subscription Agreement.  The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, and acceptance by the Corporation of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

16.

Conditional upon TSX-V Acceptance.  Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Corporation receiving acceptance from the TSX-V of the Offering and the transactions contemplated hereby.

17.

Collection of Personal Information.  The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber’s personal information for the purpose of fulfilling this Subscription Agreement and completing the Offering.  The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Corporation to (a) stock exchanges or securities regulatory authorities (including the Ontario Securities Commission as referred to below), (b) the Corporation's registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering.  By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice.  Notwithstanding that the Subscriber may be purchasing Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that:

(a)

the Corporation may deliver to the Ontario Securities Commission certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of Shares purchased by the Subscriber and the total purchase price paid for such Shares, the prospectus exemption relied on by the Corporation and the date of distribution of the Shares,

(b)

such information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation,

(c)

such information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and

(d)

the Subscriber may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Administrative Assistant to the Director of Corporate Finance

Ontario Securities Commission

Suite 1903, Box 55, 20 Queen Street West

Toronto, Ontario, M5H 3S8

Telephone:  (416) 593-8086

18.

Consent.  By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of each beneficial purchaser on whose behalf the Subscriber is acting) acknowledges and expressly consents to:

(a)

the disclosure of Personal Information by the Corporation to the Exchange (as described in Exchange Appendix 6A, a copy of which is attached as Schedule "D") pursuant to Form 4B; and

(b)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6A or as otherwise identified by the Exchange, from time to time.

For the purposes of this Section 18, "Personal Information" means any information about the Subscriber, and includes information contained in Part II Items 8, 9, 10 and Part IV Item 3(a), as applicable, of Form 4B, and "Form 4B" means Exchange Form 4B entitled Private Placement Notice Form.

19.

Governing Law.  The contract arising out of this Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein, governing contracts made and to be performed wholly therein, and without reference to principles governing the choice or conflict of laws.  The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute  related to or arising from this Subscription Agreement.

20.

Survival of Representations and Warranties.  The covenants, representations and warranties contained herein shall survive the Closing.

21.

Assignment.  The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided however, that this Subscription Agreement may not be assigned by the Subscriber without the consent of the Corporation, in its discretion, other than the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner.  The benefits and the obligations of this Subscription Agreement, insofar as they apply to the Subscriber, shall pass with any assignment or transfer of the Shares.

22.

Entire Agreement and Headings.  Except as otherwise stated herein, this Subscription Agreement (including the Schedules hereto) constitutes the entire agreement between the Subscriber and the Corporation relating to the subject matter hereof and there are no representations, warranties, covenants, understandings or other agreements relating to the subject matter hereof except as stated or referred to herein.  This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

23.

Effective Date.  The Subscription Agreement is intended to and shall take effect on the date it has been accepted by the Corporation.

24.

Currency.  All references to currency in this Subscription Agreement refer to Canadian Dollars.

25.

Counterparts.  The parties may sign this Subscription Agreement in any number of counterparts and may deliver this Subscription Agreement by facsimile, all of which, when taken together, will be deemed to be one and the same document.

26.

Time of Essence.  Time shall be of the essence of this Subscription Agreement.

SCHEDULE "A"

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided.  This Form will remain on file with the Exchange.  The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates.  If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies.  If as a result of the Private Placement, the Placee becomes an Insider of the Corporation, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.

Placee Information:

Name:  FRANCO-NEVADA CORPORATION

Complete Address:  Exchange Tower, 130 King Street West, Suite 740, PO Box 467, Toronto, Ontario M5X 1E4

Jurisdiction of Incorporation or Creation: Ontario, Canada

2.

(a)

Is the Placee purchasing securities as a portfolio manager (Yes/No)? No

(b)

Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? No______________

3.

If the answer to 2(b) above was "Yes", the undersigned certifies that:

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.

If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:
PUBLIC COMPANY WIDELY HELD

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta)).

Acknowledgement - Personal Information

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)

the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at Highlands Ranch, Colorado on August 18, 2008.

FRANCO-NEVADA CORPORATION

(Name of Subscriber - please print)

(Authorized Signature)

Chief of U.S. Operations

(Official Capacity - please print)

Steven K. Aaker

(please print name of individual whose signature
appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE "B"

ACCREDITED INVESTOR STATUS CERTIFICATE

The undersigned Subscriber hereby represents, warrants and certifies, as an integral part of the attached Subscription Agreement, that he, she or it is and at Closing will be, correctly and in all respects described by the category or categories set forth directly next to which the Subscriber has marked below.

[INITIAL OR CHECK NEXT TO THE CATEGORY OR CATEGORIES WHICH DESCRIBES THE SUBSCRIBER AND SIGN ON PAGE B-3]

  (1)

a Canadian financial institution, or a Schedule III bank.

  (2)

the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada).

  (3)

a subsidiary of any person referred to in paragraphs (1) or (2), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

  (4)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador).

  (5)

an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (4).

  (6)

the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada.

  (7)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec.

  (8)

any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.

  (9)

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada.

  (10)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

  (11)

 an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year.

  (12)

an individual who, either alone or with a spouse, has net assets of at least $5,000,000.

  XX

  (13)

a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

  (14)

an investment fund that distributes or has distributed its securities only to

(a)

a person that is or was an accredited investor at the time of the distribution,

(b)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106, or

(c)

a person described in paragraph (a) or (b) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106.

  (15)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt.

  (16)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be.

  (17) a person acting on behalf of a fully managed account managed by that person, if that person

(a)

is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(b)

in Ontario, is purchasing a security that is not a security of an investment fund.

  (18)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded.

  (19)

an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (4) or paragraph (9) in form and function.

  (20)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

  (21)

 an investment fund that is advised by a person registered as an adviser or a person that is exempt from   registration as an adviser.

  (22)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(a)

an accredited investor, or

(b)

an exempt purchaser in Alberta or British Columbia after NI 45-106 came into force.

Note:  The meaning of some of the terms used in this Accredited Investor Status Certificate follows the signature block below.

DATED  August 18, 2008.

Signature of Subscriber

Steven K. Aaker

Name of Subscriber

FRANCO-NEVADA CORPORATION

Print name of signatory (if Subscriber is not an individual)

Chief of U.S. Operations

Title of signatory (if Subscriber is not an individual)

*      *      *

Defined Terms

For the purposes of this Accredited Investor Status Certificate, the following definitions are included for convenience:

(a)

"affiliate" means that an issuer is an affiliate of another issuer if:

(i)

one of them is the subsidiary of the other, or

(ii)

each of them is controlled by the same person.

b)

"Canadian financial institution" means

(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

(c)

"company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)

"control person" has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebec where control person means any person that holds or is one of a combination of persons that holds

(i)

a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)

more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer.

(e)

"eligibility advisor" means:

(i)

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A)

have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(f)

"EVCC" means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act, R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments;

(g)

"financial assets" means cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(h)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(i)

"investment fund" means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes and EVCC and a VCC;

(j)

"mutual fund" means:

(i)

for the purposes of British Columbia law,

(A)

an issuer of a security that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the security,

(B)

an issuer described in an order that the commission may make under section 3.2 of the Securities Act (B.C.), and

(C)

an issuer that is in a class of prescribed issuers,

but does not include an issuer, or a class of issuers, described in an order that the commission may make under section 3.1 of the Securities Act (B.C.);

(ii)

for the purposes of Alberta law,

(A)

an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer, or

(B)

an issuer that is designated as a mutual fund under section 10 of the Securities Act (Alberta) or in accordance with the regulations thereunder,

but does not include an issuer, or class of issuers, that is designated under section 10 of the Securities Act (Alberta) not to be a mutual fund;

(iii)

for the purposes of Newfoundland and Labrador law, includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount calculated by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

(iv)

for the purposes of Ontario law, an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

(v)

for the purposes of Quebec law, a company issuing shares which must, on request of the holder, redeem them at their net asset value;

(k)

"non-redeemable investment fund" means an issuer:

(i)

whose primary purpose is to invest money provided by its security holders;

(ii)

that does not invest,

(A)

for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)

for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)

that is not a mutual fund;

(l)

"person" includes

(i)

an individual,

(ii)

a corporation,

(iii)

a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)

an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(m)

"related liabilities" means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(n)

"spouse" means an individual who:

(i)

is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada) from the other individual,

(ii)

is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(o)

"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

(p)

"VCC" means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act, R.S.B.C. 1996 c. 429, whose business objective is making multiple investments.

SCHEDULE "C"

U.S. ACCREDITED INVESTOR CERTIFICATE

The Subscriber understands and agrees that the  Shares  have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or applicable state securities laws, and the Shares are being offered and sold on behalf of the Corporation, to the Subscriber in reliance upon the exemption from the provisions of Section 5 of the U.S. Securities Act provided in Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D under the U.S. Securities Act for non-public offerings ("Regulation D").  The Securities are being offered and sold within the United States only to "accredited investors" as defined in Rule 501(a) of Regulation D ("Accredited Investors").  The Shares offered hereby are not transferable except in accordance with the restrictions described herein.

The undersigned represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Corporation (and acknowledges that the Corporation is relying thereon) that:

(a)

the Subscriber is purchasing the Shares either for its own account for investment purposes only or for the account of another Accredited Investor for which it is exercising sole investment discretion (a "Beneficial Purchaser") for investment purposes only and not with a view to resale or distribution in violation of the U.S. Securities Act or any state securities laws, and, in particular, neither the Subscriber nor any Beneficial Purchaser has any agreement, understanding or intention to distribute either directly or indirectly any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares in accordance with applicable legal requirements and the conditions set forth in paragraph (c) hereof;

(b)

the Subscriber, and each Beneficial Purchaser for whom it is acting, if any, satisfies one or more of the categories of Accredited Investor indicated below (the Subscriber must write "SUB" for the Subscriber and "BP" for the Beneficial Purchaser, if any, on the appropriate line(s)):

 Category 1.

A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

 Category 2.

A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

 Category 3.

A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

 Category 4.

An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

 Category 5.

An investment company registered under the United States Investment Company Act of 1940; or

 Category 6.

A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

 Category 7.

A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958; or

 Category 8.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

 Category 9.

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

 Category 10.

A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

 Category 11.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

 Category 12.

Any director or executive officer of the Corporation; or

 Category 13.

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date hereof exceeds U.S.$1,000,000; or

 Category 14.

A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

 Category 15.

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

 Category 16.

Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

(c)

the Subscriber understands that the Shares are restricted securities (as defined in Rule 144 under the U.S. Securities Act) and agrees that if it decides to offer, sell or otherwise transfer the Shares, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i)

the transfer is to the Corporation;

(ii)

the transfer is outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") and in compliance with applicable local laws and regulations of the jurisdiction(s) in which such sale is made;

(iii)

the transfer is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or

(iv)

the Shares are transferred in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and the Subscriber has prior to such sale furnished to the Corporation an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Corporation;

(d)

the Subscriber understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Shares, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT").  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) (1) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) WITH THE PRIOR CONSENT OF THE COMPANY, IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

provided, that if any of the Shares are being sold under clause (B) above, at a time when the Corporation is a "foreign issuer" as defined in Rule 902 under Regulation S, the legend set forth above may be removed by providing a declaration to the Corporation and its transfer agent in the form attached hereto as Appendix A (or as the Corporation may from time to time prescribe), and provided that the Corporation may at any time rescind this procedure for the removal of restrictive legends if it determines that this procedure no longer complies with applicable legal requirements or the requirements of its transfer agent; and

provided further, that if any of the Shares are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to the Corporation’s transfer agent of an opinion satisfactory to the Corporation to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

(e)

the Subscriber consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(g)

the Subscriber understands and acknowledges that the Shares have not been and will not be registered under the U.S. Securities Act, that the sale contemplated hereby is being made in reliance on an exemption from registration under the U.S. Securities Act for nonpublic offerings, and that the Corporation has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Shares in the United States;

(h)

the office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Shares is the address listed as the "Subscriber’s Address" on the signature page of the Subscription Agreement and the Subscriber has not been formed for the specific purpose of acquiring the Shares;

(i)

the Subscriber acknowledges that it has not purchased the Shares as a result of any form of general solicitation or general advertising (as such terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(j)

the Subscriber understands and agrees that (i) there may be material tax consequences to the Subscriber and any Beneficial Purchaser of an acquisition, disposition or exercise of any of the Shares; and (ii) Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber or any Beneficial Purchaser under United States, state, local or foreign tax law of an acquisition , disposition or exercise of such Shares;

(k)

the Subscriber understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles, which may differ in material respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(l)

the Subscriber understands that all documents, records and books pertaining to this investment have been made available for inspection by the Subscriber  or its representatives, and that the books and records of the Corporation will be available, upon reasonable notice, for inspection by prospective investors during reasonable business hours at the Corporation’s principal place of business and the Corporation’s registered and records office;

(n)

the Subscriber acknowledges that an investment in the Shares is speculative and that it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares and it is and any Beneficial Purchaser is able to bear the economic risk of loss of such investment;

(o)

the Subscriber acknowledges that the resale of the Shares acquired by the Subscriber are subject to certain resale restrictions under Canadian securities laws and stock exchange rules, and the Subscriber  agrees to comply with such resale restrictions;

(q)

upon acceptance, this Subscription Agreement will constitute a legal, valid and binding contract enforceable against the Subscriber in accordance with its terms and will  not violate or conflict with the terms of any restriction, agreement or undertaking made by it or to which it or its properties is or are subject, and the Subscriber is authorized and otherwise empowered to purchase and hold the Shares; and

(r)

in the case of a purchase by the Subscriber of the Shares acting as trustee or as agent for a beneficiary or principal, whether disclosed or undisclosed, the Subscriber is duly authorized to execute and deliver this Subscription Agreement on behalf of such beneficiary or principal.

The capitalized terms not defined in this Schedule "C" shall have the meanings ascribed to them in the Subscription Agreement.

The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

If a Corporation, Partnership or Other Entity:

_________________________________

Name of Entity

_________________________________

Type of Entity

_________________________________

Signature of Person Signing

_________________________________

Print or Type Name and Title of Person Signing

If an Individual: Signature Print or Type Name

Appendix A to
Schedule "C", U.S. Accredited Investor Certificate

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:

Registrar and transfer agent for the common shares of DORATO RESOURCES INC. (the "Corporation"):

The undersigned acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and certifies that:  (1) the undersigned is not an "affiliate" of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange or any other designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated August 18, 2008

X

Signature of individual (if Seller is an individual)

X

Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory
(please print)

SCHEDULE "D"

APPENDIX 6A

ACKNOWLEDGEMENT – PERSONAL INFORMATION

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as "the Exchange") collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

  to conduct background checks,
  to verify the Personal Information that has been provided about each individual, to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant, to consider the eligibility of the Issuer or Applicant to list on the Exchange, to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates, to conduct enforcement proceedings, and
  to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)

to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)

on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services.  In this regard, the Exchange may share the information with such third party service providers.